Exhibit 10.29

                          AMENDMENT AND CONFIRMATION OF
                        LICENSE AGREEMENT NO. 206-01.LIC


     This Amendment and Confirmation of License Agreement No. 206-01.LIC, ("Amendment") is effective as of this 10th day of June, 2002 (the "Effective Date") between the Arizona Board of Regents, a body corporate of the State of Arizona, acting on behalf of and for Arizona State University, of Tempe, Arizona ("ASU"), and OXiGENE Europe AB, a corporation organized under the laws of Sweden having its principal place of business located at Blasieholmsgatan 2c, S-11148 Stockholm, Sweden, a subsidiary of OXiGENE, Inc., a Delaware corporation having its principal place of business at 321 Arsenal Street, Watertown, Massachusetts 02714 ("OXiGENE").

     License Agreement No. 206-01.LIC ("License Agreement") between the ASU and OXiGENE, dated as of August 2, 1999, is hereby amended as follows:

1. Paragraph 1.5 is replaced in its entirety with the language set forth below:

     "ASU's PATENT RIGHTS IV" or "ASU PATENT RIGHTS IV" shall mean (i) patent rights to any and all Phosphate Pro-Drugs of each and all of those compounds claimed in or covered by ASU PATENT RIGHTS III, including combretastatins A-1, A-2 and A-3; combretastatins B-1, B-2, B-3, and B-4; and combretastatins D-1 and D-2; and (ii) all additions, renewals, divisions, substitutions, continuations, continuation-in-part applications arising from ASU PATENT RIGHTS I, ASU PATENT RIGHTS II, ASU PATENT RIGHTS III, or ASU PATENT RIGHTS IV (i), any patents issuing on said applications or continuing applications including reissues, and any corresponding extensions or foreign applications or patents, as well as any other patent applications or patents describing the subject matter set forth above. For the purposes of this agreement, this definition shall include only patent rights deriving from research conducted using funding from either LICENSEE or ASU internal funds, philanthropic funds or funds from the United States Government. Inventions which are made exclusively under funding from third party for-profit entities or Arizona State Agencies are excluded. Also excluded are inventions that are made under funding from third party for-profit entities or Arizona State Agencies in combination with funding sources other than the United States Government.

2. The following paragraphs shall be added to the "Definitions" section of the License Agreement:

1.20 "Phosphate Pro-Drug" or "Pro-Drug" shall mean a compound where one or more phosphate groups are attached (by one or more bonds) to one or more phenol groups of a COMBRETASTATIN compound, and such phosphate group(s) can be cleaved by a phosphatase enzyme.

1.21 "Clinical Development" shall mean any point from submission of an IND to the US FDA until such IND is withdrawn.

1.22 "Phase II Clinical Trial" shall mean a human clinical trial in any country that is intended to initially evaluate the effectiveness of a drug for a particular indication or indications in patients with the disease or indication under study, or that would otherwise satisfy requirements of 21 CFR 312.21(b), or its foreign equivalent. For the purposes of this Amendment, only Phase II Clinical Trials of combretastatin pro-drugs may be used to trigger payments pursuant to paragraph 4.3A.2 below.

1.23 "Phase III Clinical Trial" shall mean a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of a drug as a basis for a marketing approval application submitted to the FDA, or that would otherwise satisfy requirements of 21 CFR 312.21(c), or its foreign equivalent. For purposes hereof, Phase III Clinical Trial shall also include Phase II/III and "fast track" Phase II trials designed to provide the safety and efficacy data described above. For the purposes of this Amendment, only Phase III Clinical Trials or Phase II/III and "fast track" Phase II trials of combretastatin pro-drugs may be used to trigger payments pursuant to paragraph 4.3A.3 below.

1.24 "CA-1P" shall mean the Combretastatin A-1 Phosphate Pro-Drug described or claimed in ASU PCT patent application No. WO 01/81355, attached hereto as Exhibit A, the various structures of which are depicted on Exhibit "B" attached hereto.

3. The title of Paragraph 4.3 is amended as follows:

     "and ASU's PATENT RIGHTS IV" is deleted. The new title of Paragraph 4.3 shall be "For ASU's PATENT RIGHTS III:"

4. The  following  paragraph  and  subparagraphs  thereof are added as Paragraph
4.3A:

     4.3A FOR ASU's PATENT RIGHTS IV:

     4.3A.1 $100,000 shall be payable within ten (10) days of the Effective Date of this Amendment. In the event LICENSEE'S payment obligations for ASU's PATENT RIGHTS IV are accelerated pursuant to Section 4.3A.5 below, such $100,000 payment shall be credited against the total payments due for CA-1P under Section 4.3A.5(b) below.

     4.3A.2 For each Phosphate Pro-Drug licensed under ASU PATENT RIGHTS IV(i) that reaches a Phase II Clinical Trial, $100,000 shall be payable within ten (10) days after the start of the first such Phase II Clinical Trial.

     4.3A.3 For each Phosphate Pro-Drug licensed under ASU PATENT RIGHTS IV(i) that reaches a Phase III Clinical Trial, $400,000 shall be payable within (10) days after the start of the first such Phase III Clinical Trial.

     4.3A.4 For each Phosphate Pro-Drug licensed under ASU PATENT RIGHTS IV(i) for which a New Drug Application is filed in the United States (or for which a foreign equivalent is filed elsewhere, if that occurs first), $400,000 shall be payable within ten (10) days after the filing of the first such New Drug Application or foreign equivalent, with the exception of the filing of the first New Drug Application (or foreign equivalent if that occurs first) relating to CA1-P, for which the payment due within ten (10) days after the filing of the first such application shall be $300,000.

     4.3A.5 If LICENSEE has accumulated assets in the form of cash or cash equivalents of $35,000,000 or more (as determined in accordance with Paragraph 4.3A.5(g)), the payment schedule above (the "Standard Schedule") shall be accelerated as follows for each Phosphate Pro-Drug licensed under ASU PATENT RIGHTS IV(i) that is then in Clinical
          Development:

     4.3A.5(a) Upon such achievement, $200,000 shall be payable to ASU from LICENSEE.

     4.3A.5(b) After the payment set forth in Paragraph 4.3A.5(a) shall become due, $100,000 shall be payable to ASU from LICENSEE at six month intervals thereafter until such time as the total payments made pursuant to Paragraph 4.3A with respect to each such Pro-Drug then in Clinical Development shall equal $900,000. The parties agree that in no event shall LICENSEE be obligated to pay more than a total of $900,000 with respect to any Pro-Drug pursuant to paragraph 4.3A or any sub-paragraph thereof.

     4.3A.5(c) LICENSEE shall receive credits towards the $900,000 in payments set forth in Paragraphs 4.3A.5(a) and 4.3A.5(b) for any amounts previously paid for the relevant Phosphate Pro-Drug pursuant to Paragraphs 4.3A.1 through 4.3A.4. Such credit shall first be given against any payment due pursuant to Paragraph 4.3A.5(a) and, if the credit exceeds $200,000, against any payment due pursuant to Paragraph 4.3A.5(b).

     4.3A.5(d) If, upon LICENSEE  achievement of an  accumulation of $35,000,000 in cash or cash equivalent assets, LICENSEE has already paid $900,000 to ASU with respect to any Phosphate Pro-Drug then in Clinical
          Development, no payment with respect to such Pro-Drug shall be due pursuant to Paragraphs 4.3A.5(a) or 4.3A.5(b).

     4.3A.5(e) Should LICENSEE'S  obligation to make payments to ASU pursuant to
          Paragraph 4.3A.5 be triggered by LICENSEE's accumulation of $35,000,000 in cash or cash equivalent assets, that obligation shall be suspended if and for so long as LICENSEE's accumulation of cash or cash equivalent assets falls below $35,000,000, in each case as determined in accordance with Paragraph 4.3A.5(g). If LICENSEE's payment obligations pursuant to 4.3A.5 are suspended in accordance with this paragraph 4.3A.5(e), LICENSEE's payment obligations shall revert to the Standard Schedule and all payments made by LICENSEE under paragraph 4.3A.5 shall be credited against the payments to be made under the Standard Schedule.

     4.3A.5(f) Nothing in Paragraph 4.3A.5 or any sub-paragraph thereof is intended to give, and does not give, ASU any right to be informed about, participate in or otherwise have any rights with regard to the operation and/or control of LICENSEE, including its management and/or financial decisions, except as may otherwise set forth in the License Agreement.

     4.3A.5(g) The determination as to whether LICENSEE has achieved an accumulation of $35,000,000 or more in cash or cash equivalent assets shall be based upon the data set forth in LICENSEE's quarterly SEC filings and the audited financial statements contained therein.

     4.3A.5(h)  Nothing  in this  Paragraph  4.3  gives  ASU the  right to audit
          LICENSEE's financial records or to demand that such an audit be performed by LICENSEE in any manner other than as provided in Paragraph 9.5.

5. Paragraph 7.2.2 shall be omitted in its entirety and noted in the License Agreement as follows:

7.2.2 Deleted

6. All other provisions of the License Agreement shall remain in full force and effect as previously written.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers or representatives on the dates shown below.


OXIGENE, INC.


By:  /s/ Frederick W. Driscoll
    ----------------------------
    Name: Frederick W. Driscoll
    Title:President and CEO


Date:_____________________________________


ARIZONA BOARD OF REGENTS



By:  /s/ Alan Poskanzer
    -------------------
    Name: Alan Poskanzer
    Title:

Date: ______________________________________